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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-1



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Section 7.3 Indenture                                                  Distribution Date: 8/15/01
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                              0.00
             Class B Principal Payment                                              0.00
             Class C Principal Payment                                              0.00
                       Total

        Amount of the distribution allocable to the principal on the
        Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                               0.00
             Class B Principal Payment                                               0.00
             Class C Principal Payment                                               0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                             2,362,150.00
               Class B Note Interest Requirement                               209,737.50
               Class C Note Interest Requirement                               298,350.00
                       Total                                                 2,870,237.50

         Amount of the distribution allocable to the interest on the
         Notes per $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                                  3.30833
               Class B Note Interest Requirement                                  3.52500
               Class C Note Interest Requirement                                  3.90000

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                                 714,000,000
               Class B Note Principal Balance                                  59,500,000
               Class C Note Principal Balance                                  76,500,000

(iv)    Amount on deposit in Owner Trust Spread Account                      8,500,000.00

(v)     Required Owner Trust Spread Account Amount                           8,500,000.00

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                                                 By:
                                                        --------------------
                                                 Name:  Patricia M. Garvey
                                                 Title: Vice President